-more- February 28, 2022 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance 2021 Results Driven by Record Rocky Mountain Region Volumes TULSA, Okla. - Feb. 28, 2022 - ONEOK, Inc. (NYSE: OKE) today announced fourth quarter and full-year 2021 results and announced 2022 financial guidance. Higher Full-year 2021 Results, Compared With Full Year 2020: • Net income of $1.5 billion, resulting in $3.35 per diluted share. • 24% increase in adjusted EBITDA to $3.38 billion. • 21% increase in Rocky Mountain region natural gas volumes processed. • More than 320 wells connected in the Rocky Mountain region. • 45% increase in Rocky Mountain region NGL raw feed throughput volumes. • 3.99 times net debt-to-EBITDA ratio. • More than $600 million in total debt reduction during 2021. Higher 2022 Earnings Guidance, Compared With Full-year 2021 Results: • 13% increase of net income midpoint to $1.69 billion. • 7% increase of adjusted EBITDA midpoint to $3.62 billion. • Total capital expenditures midpoint of $975 million. “ONEOK’s strong fourth quarter and full-year 2021 performance resulted in another year of earnings growth driven by higher volumes on our system,” said Pierce H. Norton II, ONEOK president and chief executive officer. “Also in 2021, ONEOK continued its commitment to environmental responsibility with the announcement of an absolute greenhouse gas emission 30% reduction target, marking another environmental milestone. “This performance provides momentum into 2022 where we expect volume growth across our operations from increased producer activity and strengthening demand for natural gas and NGLs,” added Norton. “We continue investing in our core business and focusing on optimizing our assets. Our employees’ dedication to meeting customers’ needs while operating our assets in a safe, reliable and environmentally responsible manner, enables us to continue providing essential energy services.” Exhibit 99.1

ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance

Feb. 28, 2022

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FOURTH QUARTER AND FULL-YEAR 2021 FINANCIAL HIGHLIGHTS

	Three Months Ended December 31,		Years Ended December 31,	
	2021	**2020**	**2021**	**2020**
	(Millions of dollars, except per share amounts)			
Net income (a)	**$ 379.4**	$ 308.0	**$ 1,499.7**	$ 612.8
Diluted earnings per common share (a)	**$ 0.85**	$ 0.69	**$ 3.35**	$ 1.42
Adjusted EBITDA (b) (c)	**$ 846.6**	$ 742.0	**$ 3,379.7**	$ 2,723.7
Operating income (d)	**$ 652.2**	$ 538.7	**$ 2,596.3**	$ 1,361.4
Operating costs	**$ 296.1**	$ 249.8	**$ 1,067.0**	$ 886.1
Depreciation and amortization	**$ 153.1**	$ 152.6	**$ 621.7**	$ 578.7
Equity in net earnings from investments	**$ 34.9**	$ 35.2	**$ 122.5**	$ 143.2
Maintenance capital	**$ 81.0**	$ 53.8	**$ 194.5**	$ 136.9
Capital expenditures (includes maintenance)	**$ 206.6**	$ 271.4	**$ 696.9**	$ 2,195.4

(a) Amounts for the year ended Dec. 31, 2021, include a noncash tax impact of $19.4 million, or 4 cents per diluted share, related to previously recognized gains on certain benefit plan investments. Amounts for the year ended Dec. 31, 2020, include benefits of $22.3 million, or 4 cents per diluted share after-tax, related to net gains on open market repurchases of debt and $11.2 million, or 2 cents per diluted share after-tax, related to the mark-to-market of ONEOK's share-based compensation plan, and noncash charges of $644.9 million, or $1.15 per diluted share after-tax, related primarily to impairments in the natural gas gathering and processing segment.
(b) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non-GAAP measure. Reconciliation to the relevant GAAP measure is included in this news release.
(c) Amount for the year ended Dec. 31, 2020, includes a benefit of $22.3 million related to net gains on open market repurchases of debt.
(d) Amount for the year ended Dec. 31, 2020, includes noncash impairment charges of $607.2 million.

FULL-YEAR 2021 FINANCIAL PERFORMANCE

ONEOK reported full-year 2021 net income and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) of $1,499.7 million and $3,379.7 million, respectively. Higher 2021 results were driven primarily by natural gas liquids (NGL) volume growth across ONEOK's operations, natural gas processing volume growth in the Rocky Mountain region, higher commodity prices and increased natural gas sales in the natural gas pipelines segment.

Results included higher operating costs due primarily to higher employee costs related to short-term incentives, increased property taxes and higher outside services expenses in 2021. Net income was also impacted by higher depreciation expense due to completed capital-growth projects placed in service.

Full-year 2020 net income included non-cash impairment charges related primarily to goodwill and long-lived assets in the natural gas gathering and processing segment.

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ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance Feb. 28, 2022 Page 3 -more- HIGHLIGHTS: • Fourth quarter 2021 adjusted EBITDA of $846.6 million, a 14% increase compared with fourth quarter 2020. • Full-year 2021 adjusted EBITDA of $3,379.7 million, a 24% increase compared with full- year 2020. • In November 2021, announcing the restart of construction activities on: ◦ Demicks Lake III, a 200 million cubic feet per day (MMcf/d) natural gas processing plant in the Williston Basin, expected to cost $140 million to complete. ◦ MB-5, a 125,000-barrel per day (bpd) NGL fractionator in Mont Belvieu, Texas, expected to cost $250 million to complete. • Environmental, Social and Governance (ESG) highlights: ◦ Upgraded to “AA” from “A” in annual MSCI ESG ratings review. ◦ Ranked in the top 10% of the Sustainalytics ESG Risk Ratings for the Refiners and Pipelines industry group. ◦ Received a perfect score in the Human Rights Campaign Foundation’s 2022 Corporate Equity Index. ◦ Included in JUST Capital’s Top 100 U.S. Companies Supporting Healthy Communities and Families. • In January 2022, declaring a quarterly dividend of 93.5 cents per share, or $3.74 per share on an annualized basis. • As of Dec. 31, 2021: ◦ No borrowings outstanding under its $2.5 billion credit agreement. ◦ $146.4 million of cash and cash equivalents. 2022 GUIDANCE: 2022 Guidance Range (Millions of dollars, except per share amounts) ONEOK, Inc. Net income $ 1,550 - $ 1,830 Diluted earnings per common share $ 3.45 - $ 4.07 Adjusted EBITDA (a) $ 3,470 - $ 3,770 Growth capital expenditures $ 685 - $ 815 Maintenance capital expenditures $ 215 - $ 235 Segment Adjusted EBITDA: Natural Gas Liquids $ 2,110 - $ 2,300 Natural Gas Gathering and Processing $ 960 - $ 1,040 Natural Gas Pipelines $ 400 - $ 430 (a) Adjusted EBITDA is a non-GAAP measure. A reconciliation to the relevant GAAP measure is included in this news release.

ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance

Feb. 28, 2022

Page 4

Summary of 2022 Volume Guidance	2022 Guidance Range		
Natural Gas Liquids Raw Feed Throughput *(MBbl/d)*	1,230	-	1,350
Natural Gas Gathered *(MMcf/d)*	2,090	-	2,370
Natural Gas Processed *(MMcf/d)*	1,980	-	2,240

2022 Guidance Drivers:

Natural Gas Liquids

- 8% increase in NGL raw feed throughput volumes driven by recently completed projects and continued growth from increased producer activity, plant connections and plant expansions completed in 2021 and 2022.
- Approximately 90% fee based earnings.

Natural Gas Gathering and Processing

- More than 15% increase in Rocky Mountain region natural gas volumes processed driven by increasing producer activity and rising gas-to-oil ratios.
- Approximately 375 to 425 Rocky Mountain region well connections in 2022.
- Approximately 30 to 50 Mid-Continent region well connections in 2022.
- Average fee rate expected to range from $1.00 to $1.05 per Million British thermal units (MMBtu).
- More than 80% fee based earnings.

Natural Gas Pipelines

- Approximately 95% transportation capacity contracted.
- More than 95% fee based earnings.

Additional guidance information: https://ir.oneok.com/financial-information/financial-reports/2022

2021 BUSINESS SEGMENT RESULTS:

Natural Gas Liquids Segment

Natural Gas Liquids Segment	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Years Ended December 31, 2021	Years Ended December 31, 2020
	(Millions of dollars)			
Adjusted EBITDA	**$ 515.5**	$ 417.4	**$ 1,963.6**	$ 1,617.2
Capital expenditures	**$ 81.1**	$ 150.9	**$ 306.9**	$ 1,655.8

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ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance Feb. 28, 2022 Page 5 -more- The increase in fourth quarter 2021 adjusted EBITDA, compared with the fourth quarter 2020, primarily reflects: • A $122.5 million increase in exchange services due primarily to higher volumes across ONEOK’s operations and wider commodity price differentials; and • A $13.3 million increase in optimization and marketing due primarily to wider location and commodity price differentials and higher optimization volumes, offset partially by lower earnings on purity NGL sales; offset by • A $34.1 million increase in operating costs due primarily to higher outside services expenses, increased property taxes associated with ONEOK’s completed capital-growth projects and higher employee costs related to short-term incentives. The increase in adjusted EBITDA for the full year 2021, compared with 2020, primarily reflects: • A $421.4 million increase in exchange services (excluding the impact of Winter Storm Uri discussed below) due primarily to: ◦ $261.6 million related to higher volumes in the Rocky Mountain region, Mid- Continent region and Permian Basin, offset partially by lower volumes in the Barnett Shale, ◦ $98.9 million related to wider commodity price differentials, ◦ $63.8 million in lower transportation costs in the Rocky Mountain region, and ◦ $12.9 million related to the recognition of proceeds previously considered a gain contingency, and • A $98.3 million increase in optimization and marketing due primarily to wider location and commodity price differentials, increased activities during Winter Storm Uri and higher optimization volumes; offset by • A $46.2 million decrease in exchange services related to Winter Storm Uri due primarily to decreased volumes across ONEOK’s operations and higher electricity costs; • A $103.0 million increase in operating costs due primarily to increased property taxes associated with ONEOK’s completed capital-growth projects, higher employee costs related to short-term incentives and higher outside services expenses; and • An $18.9 million decrease in equity in net earnings from investments due primarily to lower volumes on the Overland Pass Pipeline.

ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance Feb. 28, 2022 Page 6 -more- Natural Gas Gathering and Processing Segment Three Months Ended Years Ended December 31, December 31, Natural Gas Gathering and Processing Segment 2021 2020 2021 2020 (Millions of dollars) Adjusted EBITDA $ 225.5 $ 218.5 $ 889.1 $ 650.0 Capital expenditures $ 97.8 $ 83.3 $ 275.2 $ 446.1 Fourth quarter 2021 adjusted EBITDA increased, compared with the fourth quarter 2020, which primarily reflects: • A $21.6 million increase from higher volumes due primarily to increased production in the Rocky Mountain region, offset partially by natural production declines in the Mid- Continent region; offset by • A $7.2 million increase in operating costs due primarily to higher employee costs related to short-term incentives and higher materials and supplies expenses; and • A $7.1 million decrease in realized prices due primarily to a favorable one-time contract settlement in 2020. The increase in adjusted EBITDA for the full year 2021, compared with 2020, primarily reflects: • A $143.5 million increase due primarily to lower realized commodity prices, net of hedging, in 2020 impacting fee-based contracts with a POP component; • A $115.8 million increase from higher volumes due primarily to increased production and rising gas-to-oil ratios in the Rocky Mountain region in 2021 and production curtailments in 2020, offset partially by natural production declines in the Mid-Continent region; and • A $7.3 million increase from a gain on the partial sale of an equity investment; offset by • A $31.4 million increase in operating costs due primarily to higher employee costs related to short-term incentives. Natural Gas Pipelines Segment Three Months Ended Years Ended December 31, December 31, Natural Gas Pipelines Segment 2021 2020 2021 2020 (Millions of dollars) Adjusted EBITDA $ 104.2 $ 105.2 $ 527.8 $ 437.4 Capital expenditures $ 19.1 $ 31.4 $ 92.6 $ 71.9

ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance Feb. 28, 2022 Page 7 -more- Fourth quarter 2021 adjusted EBITDA decreased, compared with the fourth quarter 2020, which primarily reflects: • An $8.5 million increase in operating costs due primarily to higher outside services expenses and higher employee costs related to short-term incentives; offset by • A $6.7 million increase from higher storage services due primarily to higher storage rates and increased short-term storage activities. The increase in adjusted EBITDA for the full year 2021, compared with 2020, primarily reflects: • A $109.1 million increase due primarily to higher average natural gas prices on 5.2 billion cubic feet (Bcf) of natural gas sales in the first quarter 2021 of volumes previously held in inventory, compared with 1.2 Bcf in the first quarter 2020; • An $8.9 million increase in storage services due primarily to higher storage rates; and • A $4.7 million increase in transportation services due primarily to higher park-and-loan activity and higher interruptible transportation revenue in the first quarter 2021, offset partially by a favorable $13.5 million contract settlement in the second quarter 2020; offset by • A $24.9 million increase in operating costs due primarily to higher employee costs related to short-term incentives, higher outside services and supplies expenses; and • A $6.6 million decrease from lower equity in net earnings from investments due primarily to decreased firm transportation revenues on Northern Border Pipeline. EARNINGS CONFERENCE CALL AND WEBCAST: ONEOK executive management will conduct a conference call at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time) on March 1, 2022. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 800-458-4121, pass code 1936232, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 90 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 1936232. LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports/2022

ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance Feb. 28, 2022 Page 8 -more- NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), which is a non-GAAP financial metric, used to measure the company’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items. Adjusted EBITDA is useful to investors because it, and similar measures, is used by many companies in the industry as a measure of financial performance and is commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare the company’s financial performance with the performance of other companies within the industry. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of net income to adjusted EBITDA is included in the tables. ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “target,” “will,” “would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving us, including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be

ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance Feb. 28, 2022 Page 9 -more- exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • the length, severity and reemergence of a pandemic or other health crisis, such as the COVID-19 pandemic and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the factors herein, reduce the demand for natural gas, NGLs and crude oil and significantly disrupt or prevent us and our customers and counterparties from operating in the ordinary course for an extended period and increase the cost of operating our business; • operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruption; • the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers' desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shutdowns on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities; • risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling, the shutting-in of production by producers, actions taken by federal, state or local governments to require producers to prorate or to cut their production levels as a way to address any excess market supply situations or extended periods of ethane rejection; • demand for our services and products in the proximity of our facilities; • economic climate and growth in the geographic areas in which we operate; • the risk of a slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets; • performance of contractual obligations by our customers, service providers, contractors and shippers; • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, cybersecurity, climate change initiatives, emissions credits, carbon offsets, carbon pricing, production limits and authorized rates of recovery of natural gas and natural gas transportation costs; • changes in demand for the use of natural gas, NGLs and crude oil because of the development of new technologies or other market conditions caused by concerns about climate change; • the transition to a lower-carbon economy, including the timing and extent of the transition, as well as the expected role of different energy sources in such a transition; • the pace of technological advancements and industry innovation, including those focused on reducing greenhouse gas (GHG) emissions and advancing other climate-related initiatives, and our ability to take advantage of those innovations and developments; • the effectiveness of our risk management strategies, including mitigating cyber- and climate-related risks; • our ability to identify and execute opportunities, and the economic viability of those opportunities, including those relating to renewable natural gas, carbon capture, use and storage, other renewable energy sources such as solar and wind and alternative low carbon fuel sources such as hydrogen; • the ability of our existing assets and our ability to apply and continue to develop our expertise to support the growth of, and transition to, various renewable and alternative energy opportunities, including through the positioning and optimization of our assets; • our ability to efficiently reduce the carbon intensity of our operations (both Scope 1 and 2 emissions), including through the use of lower carbon power alternatives, management practices and system optimizations; • the necessity to direct our focus on maintaining and enhancing our existing assets instead of efforts to reduce our GHG emissions; • the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices; • acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers', customers’ or shippers' facilities; • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world; • the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance Feb. 28, 2022 Page 10 -more- • the timing and extent of changes in energy commodity prices, including changes due to production decisions by other countries, such as the failure of countries to abide by agreements to reduce production volumes; • competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel; • the ability to market pipeline capacity on favorable terms, including the effects of: – future demand for and prices of natural gas, NGLs and crude oil; – competitive conditions in the overall energy market; – availability of supplies of United States natural gas and crude oil; and – availability of additional storage capacity; • the efficiency of our plants in processing natural gas and extracting and fractionating NGLs; • the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines; • risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties; • our ability to control operating costs and make cost-saving changes; • the risk inherent in the use of information systems in our respective businesses and those of our counterparties and service providers, including cyber-attacks, which, according to experts, have increased in volume and sophistication since the beginning of the COVID-19 pandemic; implementation of new software and hardware; and the impact on the timeliness of information for financial reporting; • the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances; • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and Federal Energy Regulatory Commission (FERC)-regulated rates; • the results of governmental actions, administrative proceedings and litigation, regulatory actions, executive orders, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, Homeland Security, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC); • the mechanical integrity of facilities and pipelines operated; • the capital-intensive nature of our businesses; • the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns; • actions by rating agencies concerning our credit; • our indebtedness and guarantee obligations could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt or have other adverse consequences; • our ability to access capital at competitive rates or on terms acceptable to us; • our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems; • our ability to control construction costs and completion schedules of our pipelines and other projects; • difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines; • the uncertainty of estimates, including accruals and costs of environmental remediation; • the impact of uncontracted capacity in our assets being greater or less than expected; • the impact of potential impairment charges; • the profitability of assets or businesses acquired or constructed by us; • risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant; • the impact and outcome of pending and future litigation;

ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance Feb. 28, 2022 Page 11 -more- • the impact of recently issued and future accounting updates and other changes in accounting policies; and • the risk factors listed in the reports ONEOK has filed and may file with the Securities and Exchange Commission (the "SEC"), which are incorporated by reference. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ###

ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance Feb. 28, 2022 Page 12 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Years Ended December 31, December 31, (Unaudited) 2021 2020 2021 2020 (Thousands of dollars, except per share amounts) Revenues Commodity sales $ 5,064,590 $ 2,250,884 $15,180,264 $ 7,255,259 Services 355,901 319,693 1,360,045 1,286,983 Total revenues 5,420,491 2,570,577 16,540,309 8,542,242 Cost of sales and fuel (exclusive of items shown separately below) 4,319,039 1,627,086 12,256,655 5,110,146 Operations and maintenance 255,579 222,394 900,420 761,176 Depreciation and amortization 153,118 152,648 621,701 578,662 Impairment charges — 3,176 — 607,200 General taxes 40,536 27,377 166,668 125,028 (Gain) loss on sale of assets 52 (767) (1,394) (1,327) Operating income 652,167 538,663 2,596,259 1,361,357 Equity in net earnings from investments 34,907 35,240 122,520 143,241 Impairment of equity investments — — — (37,730) Allowance for equity funds used during construction 197 1,315 1,682 23,662 Other income (expense) 895 4,949 (3,333) 24,672 Interest expense (net of capitalized interest of $8,529, $13,997, $25,150, and $75,436, respectively) (178,395) (176,931) (732,924) (712,886) Income before income taxes 509,771 403,236 1,984,204 802,316 Income taxes (130,398) (95,207) (484,498) (189,507) Net income 379,373 308,029 1,499,706 612,809 Less: Preferred stock dividends 275 275 1,100 1,100 Net income available to common shareholders $ 379,098 $ 307,754 $ 1,498,606 $ 611,709 Basic earnings per common share $ 0.85 $ 0.69 $ 3.36 $ 1.42 Diluted earnings per common share $ 0.85 $ 0.69 $ 3.35 $ 1.42 Average shares (thousands) Basic 446,746 445,313 446,403 431,105 Diluted 448,254 446,130 447,403 431,782

ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance Feb. 28, 2022 Page 13 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS December 31, December 31, (Unaudited) 2021 2020 Assets (Thousands of dollars) Current assets Cash and cash equivalents $ 146,391 $ 524,496 Accounts receivable, net 1,441,786 829,796 Materials and supplies 153,019 143,178 NGLs and natural gas in storage 427,880 227,810 Commodity imbalances 39,609 11,959 Other current assets 165,689 132,536 Total current assets 2,374,374 1,869,775 Property, plant and equipment Property, plant and equipment 23,820,539 23,072,935 Accumulated depreciation and amortization 4,500,665 3,918,007 Net property, plant and equipment 19,319,874 19,154,928 Investments and other assets Investments in unconsolidated affiliates 797,613 805,032 Goodwill and net intangible assets 763,295 773,723 Other assets 366,457 475,296 Total investments and other assets 1,927,365 2,054,051 Total assets $ 23,621,613 $ 23,078,754

ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance Feb. 28, 2022 Page 14 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) December 31, December 31, (Unaudited) 2021 2020 Liabilities and equity (Thousands of dollars) Current liabilities Current maturities of long-term debt $ 895,814 $ 7,650 Accounts payable 1,332,391 719,302 Commodity imbalances 309,054 186,372 Accrued taxes 97,537 89,428 Accrued interest 235,602 245,153 Operating lease liability 13,783 13,610 Other current liabilities 300,438 83,032 Total current liabilities 3,184,619 1,344,547 Long-term debt, excluding current maturities 12,747,636 14,228,421 Deferred credits and other liabilities Deferred income taxes 1,166,690 669,697 Operating lease liability 75,636 87,610 Other deferred credits 431,869 706,081 Total deferred credits and other liabilities 1,674,195 1,463,388 Commitments and contingencies Equity ONEOK shareholders’ equity: Preferred stock, $0.01 par value: authorized and issued 20,000 shares at December 31, 2021, and at December 31, 2020 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 474,916,234 shares and outstanding 446,138,177 shares at December 31, 2021; issued 474,916,234 shares and outstanding 444,872,383 shares at December 31, 2020 4,749 4,749 Paid-in capital 7,213,861 7,353,396 Accumulated other comprehensive loss (471,351) (551,449) Retained earnings — — Treasury stock, at cost: 28,778,057 shares at December 31, 2021, and 30,043,851 shares at December 31, 2020 (732,096) (764,298) Total equity 6,015,163 6,042,398 Total liabilities and equity $ 23,621,613 $ 23,078,754

ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance Feb. 28, 2022 Page 15 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended December 31, (Unaudited) 2021 2020 (Thousands of dollars) Operating activities Net income $ 1,499,706 $ 612,809 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 621,701 578,662 Impairment charges — 644,930 Equity in net earnings from investments (122,520) (143,241) Distributions received from unconsolidated affiliates 123,010 144,352 Deferred income tax expense 472,057 186,730 Other, net 94,091 35,327 Changes in assets and liabilities: Accounts receivable (610,531) (1,297) NGLs and natural gas in storage, net of commodity imbalances (105,038) 172,316 Accounts payable 622,425 (80,257) Risk-management assets and liabilities (93,713) (187,458) Other assets and liabilities, net 45,084 (63,805) Cash provided by operating activities 2,546,272 1,899,068 Investing activities Capital expenditures (less allowance for equity funds used during construction) (696,854) (2,195,381) Distributions received from unconsolidated affiliates in excess of cumulative earnings 19,363 31,808 Other, net 12,199 (106,956) Cash used in investing activities (665,292) (2,270,529) Financing activities Dividends paid (1,667,431) (1,605,366) Borrowing (repayment) of short-term borrowings, net — (220,000) Issuance of long-term debt, net of discounts — 3,244,777 Repayment of long-term debt (604,894) (1,457,222) Issuance of common stock 32,791 969,759 Other (19,551) (56,949) Cash provided by (used in) financing activities (2,259,085) 874,999 Change in cash and cash equivalents (378,105) 503,538 Cash and cash equivalents at beginning of period 524,496 20,958 Cash and cash equivalents at end of period $ 146,391 $ 524,496

ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance

Feb. 28, 2022

Page 16

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

(*Unaudited*)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Years Ended December 31, 2021	Years Ended December 31, 2020
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	**$ 139.9**	$ 105.8	**$ 499.4**	$ 396.4
Depreciation and amortization	**$ 75.2**	$ 73.5	**$ 298.9**	$ 271.9
Equity in net earnings from investments	**$ 6.9**	$ 8.8	**$ 21.0**	$ 39.9
Adjusted EBITDA	**$ 515.5**	$ 417.4	**$ 1,963.6**	$ 1,617.2
Raw feed throughput (*MBbl/d*) (a)	**1,269**	1,071	**1,198**	1,084
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix (*$/gallon*)	**$ —**	$ —	**$ (0.01)**	$ 0.01
Capital expenditures	**$ 81.1**	$ 150.9	**$ 306.9**	$ 1,655.8

(a) - Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services.

Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	**$ 97.4**	$ 90.2	**$ 351.4**	$ 320.0
Depreciation and amortization	**$ 61.9**	$ 66.4	**$ 260.0**	$ 247.0
Equity in net earnings (loss) from investments	**$ 1.1**	$ 0.3	**$ 3.8**	$ (1.1)
Adjusted EBITDA	**$ 225.5**	$ 218.5	**$ 889.1**	$ 650.0
Natural gas gathered (*BBtu/d*) (a)	**2,862**	2,704	**2,736**	2,553
Natural gas processed (*BBtu/d*) (a) (b)	**2,646**	2,477	**2,515**	2,364
Average fee rate (*$/MMBtu*) (a)	**$ 1.03**	$ 1.04	**$ 1.04**	$ 0.89
Capital expenditures	**$ 97.8**	$ 83.3	**$ 275.2**	$ 446.1

(a) - Includes volumes for consolidated entities only.

(b) - Includes volumes ONEOK processed at company-owned and third-party facilities.

Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	**$ 46.7**	$ 38.2	**$ 162.1**	$ 137.2
Depreciation and amortization	**$ 14.9**	$ 11.8	**$ 58.7**	$ 55.7
Equity in net earnings from investments	**$ 26.9**	$ 26.1	**$ 97.8**	$ 104.4
Adjusted EBITDA	**$ 104.2**	$ 105.2	**$ 527.8**	$ 437.4
Natural gas transportation capacity contracted (*MDth/d*) (a)	**7,522**	7,388	**7,395**	7,461
Transportation capacity contracted (a)	**96 %**	95 %	**95 %**	96 %
Capital expenditures	**$ 19.1**	$ 31.4	**$ 92.6**	$ 71.9

(a) - Includes volumes for consolidated entities only.

-more-

ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance Feb. 28, 2022 Page 17 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Years Ended December 31, December 31, (Unaudited) 2021 2020 2021 2020 (Thousands of dollars) Reconciliation of net income to adjusted EBITDA Net income $ 379,373 $ 308,029 $ 1,499,706 $ 612,809 Interest expense, net of capitalized interest 178,395 176,931 732,924 712,886 Depreciation and amortization 153,118 152,648 621,701 578,662 Income tax expense 130,398 95,207 484,498 189,507 Impairment charges — 3,176 — 644,930 Noncash compensation expense (a) 5,506 7,279 42,592 8,540 Equity AFUDC and other noncash items (196) (1,315) (1,681) (23,661) Adjusted EBITDA (b) $ 846,594 $ 741,955 $ 3,379,740 $ 2,723,673 (a) Amounts for the years ended Dec. 31, 2021 and 2020, include a loss of $7.4 million and a benefit of $11.2 million, respectively, related to the mark-to-market of ONEOK’s share-based deferred compensation plan. (b) Amount for the year ended Dec. 31, 2020, includes a corporate net gain of $22.3 million related to net gains on open market repurchases of debt.

ONEOK Announces Higher Full-year 2021 Earnings and 2022 Financial Guidance Feb. 28, 2022 Page 18 ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 2022 Guidance Range (Unaudited) (Millions of dollars) Reconciliation of net income to adjusted EBITDA Net income $ 1,550 - $ 1,830 Interest expense, net of capitalized interest 705 - 685 Depreciation and amortization 655 - 655 Income tax expense 495 - 575 Noncash compensation expense 55 - 35 Equity AFUDC and other noncash items 10 - (10) Adjusted EBITDA $ 3,470 - $ 3,770 2022 Guidance Range (Unaudited) (Millions of dollars) Reconciliation of segment adjusted EBITDA to adjusted EBITDA Segment Adjusted EBITDA: Natural Gas Liquids $ 2,110 - $ 2,300 Natural Gas Gathering and Processing 960 - 1,040 Natural Gas Pipelines 400 - 430 Adjusted EBITDA $ 3,470 - $ 3,770